UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 15, 2007, in connection with the previously announced tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) by General Cable Corporation (the “Company”) with respect to the Company’s 9.5% Senior Notes due 2010 (the “Senior Notes”), the Company, the subsidiaries of the Company acting as guarantors (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”), which supplements the Indenture dated as of November 24, 2003, among the Company, the Guarantors referred to therein and the Trustee (the “Indenture”).
     The Supplemental Indenture effects certain amendments to the Indenture proposed in connection with the Tender Offer and Consent Solicitation that will eliminate substantially all of the Indenture’s restrictive covenants. The Supplemental Indenture became effective upon its signing by the parties thereto, but the amendments set forth therein will become operative only upon the acceptance for purchase by the Company of the Senior Notes validly tendered pursuant to the terms of the Tender Offer and Consent Solicitation which is expected to occur on March 21, 2007.
     This summary of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture attached as Exhibit 4.1 hereto, which is incorporated herein by reference.
     On March 15, 2007, the Company and the Guarantors entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the initial purchasers named in Schedule I to the Purchase Agreement (i) $125.0 million in aggregate principal amount of senior floating rate notes due 2015 and (ii) $200.0 million in aggregate principal amount of senior fixed rate notes due 2017 (collectively, the “Notes”).
     The Purchase Agreement includes customary representations and warranties and covenants by the Company, including indemnification and contribution covenants.
     This summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 4.2 hereto, which is incorporated herein by reference.
Item 8.01. Other Events.
     On March 15, 2007, the Company issued a press release announcing the receipt of the requisite consents in connection with the Tender Offer and Consent Solicitation and the pricing terms of the tender offer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On March 15, 2007, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

4.1	Supplemental Indenture dated as of March 15, 2007, among the Company, the Guarantors referred to therein and the Trustee.
4.2	Purchase Agreement dated as of March 15, 2007, among the Company, the Guarantors referred to therein and the Initial Purchasers (to be filed supplementally).
99.1	Press Release, dated March 15, 2007.
99.2	Press Release, dated March 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: March 15, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Supplemental Indenture dated as of March 15, 2007, among the Company, the Guarantors referred to therein and the Trustee.

4.2	Purchase Agreement dated as of March 15, 2007, among the Company, the Guarantors referred to therein and the Initial Purchasers (to be filed supplementally).

99.1	Press Release, dated March 15, 2007.

99.2	Press Release, dated March 15, 2007.

4